                                                                     EXHIBIT 2.9

                                 John C. Malone
                                5619 DTC Parkway
                            Englewood, Colorado 80111


                                             February 6, 1998


To the Parties to the Restructuring
Agreement (as hereinafter defined)

Gentlemen:

                  This letter confirms our agreement concerning certain matters relating to the transactions contemplated by the Merger and Contribution Agreement dated as of February 6, 1998 (the "Restructuring Agreement"), among TCI Satellite Entertainment, Inc. ("TSAT"), PRIMESTAR, Inc. (the "Company"), Time Warner Entertainment Company L.P., Advance/Newhouse Partnership, Comcast Corporation, Cox Communications, Inc., MediaOne of Delaware, Inc. and GE American Communications, Inc. Terms used and not defined herein have the meanings ascribed to them in the Restructuring Agreement.

                  Accordingly, in consideration of the premises, and to induce you to enter into the Restructuring Agreement and the other agreements contemplated thereby, and to perform your obligations thereunder, I hereby agree with you as follows:

                  1. If the Restructuring Transaction is consummated in accordance with the Restructuring Agreement, at the Closing, I will execute and deliver counterparts of the Stockholders Agreement and the Registration Rights Agreement to each of the other parties signatory thereto.

                  2. I will cooperate in good faith in the preparation of the Proxy Statement to be provided to the stockholders of TSAT in connection with the Restructuring Transaction and the TSAT Merger and the registration statement on Form S-4 of which the Proxy Statement is a part, and all pre- and post-effective amendments thereto, and the filing thereof with the Securities and Exchange Commission (the "SEC"). Such cooperation shall include, without limitation, (i) providing TSAT and the Company with any information relating to me that is required to be included in such filings and (ii) responding to any comments relating to me that are received from the staff of the SEC in respect of such filings promptly after receipt thereof.

                  3. I will use commercially reasonable efforts to respond to any requests for information relating to the Restructuring Transaction or the TSAT Merger from the Department of Justice, the Federal Trade Commission, the FCC and any other Governmental Entity, to the extent any such requests are addressed to me, and will use commercially reasonable efforts to assist TSAT, the Company and PRIMESTAR Partners L.P. in responding to any such requests for information addressed to them.
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Letter dated February 6, 1998
Page 2 of 3

                  4. I understand that irreparable damage could occur if I were not to perform the above actions in accordance with their specific terms. I accordingly agree that the affected parties shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement, and to enforce specifically the terms and provisions of this letter agreement, in any court of the State of New York or the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware (collectively, the "Courts"). This letter agreement shall be governed by the substantive laws of the State of New York without regard to any applicable conflicts of law principles.

                  5. With respect to any suit, action or proceeding relating to this letter agreement, I hereby consent and submit myself to the jurisdiction of each of the Courts and agree not to bring any such suit, action or proceeding in any other court. I also hereby waive any objection that I may have at any time to the laying of venue of any proceeding relating to the breach of this letter agreement brought in any of the Courts, waive any claim that any such proceeding has been brought in an inconvenient forum, and waive the right to object, with respect to any such suit, action or proceeding only, that such Court does not have jurisdiction over me.

                  6. I hereby represent and warrant to each of you as follows:

                     (a) I have the legal power and authority to execute and deliver this letter agreement and to perform my obligations hereunder. I have duly executed and delivered this letter agreement, and this letter agreement is my valid and binding obligation, enforceable against me in accordance with its terms. The execution and delivery of this letter agreement by me does not violate any agreement or government order by which I am bound.

                     (b) I am not a party to any lawsuit or other legal proceeding, and to my knowledge I have not received written notice threatening to make me a party to any such lawsuit or proceeding, that, if successful, would prohibit me from performing my obligations under this letter agreement.

                  7. I will give prompt written notice to each of you if (i) any representation or warranty made by me in this letter agreement shall become untrue or inaccurate in any material respect or (ii) I shall fail to comply in all material respects with the covenants and agreement made by me herein.

                  Upon your execution of this letter in the place indicated below, this letter agreement shall be binding and shall remain in effect until the earlier to occur of (i) the consummation of the Restructuring Transaction at the Closing, including the execution and delivery by all parties thereto of the Stockholders Agreement and the Registration Rights Agreement and (ii) the termination of the Restructuring Agreement in accordance with its terms (except to the extent that such termination
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Letter dated February 6, 1998
Page 3 of 3

results from any wilful and material breach by me of any of the representations, warranties, covenants and agreements made by me in this letter agreement), at which time all my obligations hereunder shall terminate.

                                                     Sincerely,

                                                     /s/ John C. Malone
                                                     -------------------------
                                                     JOHN C. MALONE


Agreed and accepted:

TCI SATELLITE ENTERTAINMENT,                COMCAST CORPORATION,
INC.,
                                                 by  /s/ Jack Markell
     by  /s/ Kenneth G. Carroll                      ---------------------
       ------------------------                      Name: Jack Markell
         Name: Kenneth G. Carroll                    Title: Vice President
         Title: Senior Vice President/CFO
                                            COX COMMUNICATIONS, INC.,
PRIMESTAR, INC.,
                                                 by  /s/ Ajit M. Dalvi
     by /s/ Kenneth G. Carroll                       ---------------------
       ------------------------                      Name: Ajit M. Dalvi
         Name: Kenneth G. Carroll                    Title: Senior Vice
         Title: President                              President

                                            MEDIAONE OF DELAWARE, INC.,
TIME WARNER ENTERTAINMENT
COMPANY, L.P., by AMERICAN                       by /s/ Douglas D. Holmes
TELEVISION AND COMMUNICATIONS                      ---------------------
CORPORATION, as general partner                      Name: Douglas D. Holmes
                                                     Title: EVP - Finance &
                                                            Strategy
     by /s/ David E. O'Hayre
       -------------------------           GE AMERICAN COMMUNICATIONS,
         Name: David E. O'Hayre            INC.,
         Title: Vice President
                                                 by /s/ John F. Connelly
ADVANCE/NEWHOUSE PARTNERSHIP,                      ---------------------
by ADVANCE COMMUNICATION                             Name: John F. Connelly
CORP., as general partner                            Title: Chairman and CEO

     by /s/ Robert Miron
       ---------------------
         Name: Robert Miron
         Title: President